Exhibit 99.2

Nextdoor provides Q2 highlights showing strong growth in revenue and engagement

SAN FRANCISCO, CA – August 12, 2021 – Nextdoor provided an updated investor presentation on its website, including select results for the quarter ended June 30, 2021. The updated investor presentation can be accessed on Nextdoor’s Investor Relations website at investors.nextdoor.com. The presentation has also been furnished to the Securities and Exchange Commission (the “SEC”) by Khosla Ventures Acquisition Co. II (“KVSB”) as an exhibit to a Current Report on Form 8-K, which can be viewed on the SEC’s website at www.sec.gov. Nextdoor’s key metrics for the quarter ended June 30, 2021, include:

•	Q2 revenue increased 66% year over year to $45.8 million

•	Q2 global average revenue per Weekly Active User (ARPU) increased 58% year over year to $1.57

•	Q2 average total global Weekly Active Users (WAU) increased 5% year over year to 29 million

•	Q2 total Verified Neighbors increased 17% year over year to 63 million

Nextdoor’s second quarter results highlight both the strength in its network of neighbors, businesses, and public services, and its ability to drive increased monetization. Total Verified Neighbors and Weekly Active Users grew 17% and 5%, respectively, in Q2 2021 building on the significant growth and engagement that Nextdoor experienced in Q2 2020 driven by its high utility and the need to be connected to neighbors in the face of the COVID-19 pandemic. Underscoring these strong engagement trends, Nextdoor’s two year total global WAU grew by 52% from Q2 2019 to Q2 2021.

“We showed significant momentum in Q2 with revenue growth driven by strong enterprise ad pricing and an acceleration in growth from small-and-medium sized business,” said CEO Sarah Friar. “Our business strengthens as we scale, benefiting from powerful network effects. In combination with our sole focus on neighborhoods, this has allowed us to optimize our strategy, product set, and go to market efforts to drive growth and engagement across all neighborhood stakeholders on our platform.”

Nextdoor will also host a Virtual Investor Day on Monday, September 20, 2021. Nextdoor will provide more information on the event and webcast registration details on investors.nextdoor.com closer to the event date.

About Nextdoor, Inc.

Nextdoor is the network where you connect to the neighborhoods that matter to you so you can belong. Our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. Neighbors around the world turn to Nextdoor daily to receive trusted information, give and get help, get things done, and build real-world connections with those nearby — neighbors, businesses, and public services. Today, neighbors rely on Nextdoor in more than 275,000 neighborhoods across 11 countries. In the U.S., nearly 1 in 3 households uses the app. Nextdoor is based in San Francisco. For additional information and images: nextdoor.com/newsroom.

About KVSB

KVSB is a special purpose acquisition company sponsored by affiliates of Khosla Ventures. Khosla Ventures manages a series of venture capital funds that make early-stage venture capital investments and provide strategic advice to entrepreneurs building companies with lasting significance. The firm was founded in 2004 by Vinod Khosla, co-founder of Sun Microsystems. Khosla Ventures has over $14 billion dollars of assets under management and focuses on a broad range of sectors including artificial intelligence, agriculture/food, consumer, enterprise, financial services, health, space, sustainable energy, robotics, VR/AR and 3D printing. Collectively, Khosla Ventures portfolio of investments has created nearly half a trillion dollars in market value.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, KVSB has filed a registration statement on Form S-4 containing a proxy statement/prospectus with the SEC. The registration statement on Form S-4 is not yet effective. Once effective, the proxy statement/prospectus will be sent to the stockholders of KVSB. KVSB and Nextdoor also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of KVSB are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by KVSB and Nextdoor through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

KVSB and Nextdoor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from KVSB’s stockholders in connection with the proposed transaction. Information about KVSB’s directors and executive officers and their ownership of KVSB’s securities is set forth in KVSB’s filings with the SEC. To the extent that holdings of KVSB’s securities have changed since the amounts printed in KVSB’s Registration Statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Nextdoor and KVSB. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of KVSB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4, and other documents filed by KVSB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nextdoor and KVSB assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Nextdoor nor KVSB gives any assurance that either Nextdoor or KVSB will achieve its expectations.

Investor Relations Contact

ir@nextdoor.com.com or visit investors.nextdoor.com.

Media Contact

press@nextdoor.com